UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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FERRO CORPORATION
(Name of Registrant as Specified in Its Charter)

FRONTFOUR CAPITAL GROUP LLC
FRONTFOUR MASTER FUND, LTD.
EVENT DRIVEN PORTFOLIO, A SERIES OF UNDERLYING FUNDS TRUST
FRONTFOUR CAPITAL CORP.
FRONTFOUR OPPORTUNITY FUND LTD.
STEPHEN LOUKAS
DAVID A. LORBER
ZACHARY GEORGE
QUINPARIO PARTNERS LLC
JEFFRY N. QUINN
NADIM Z. QURESHI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Shareholder Committee for the Future of Ferro (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2013 annual meeting of stockholders (the “Annual Meeting”) of Ferro Corporation.  The Committee has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On January 24, 2013, the Committee issued the following press release:

The Shareholder Committee for the Future of Ferro Nominates Three Highly Qualified Independent Directors for Election to the Board of Directors of Ferro Corporation

Issues Open Letter to Shareholders of Ferro

STAMFORD, Conn., Jan. 24, 2013 / -- The Shareholder Committee for the Future of Ferro, headed by FrontFour Capital Group LLC and Quinpario Partners LLC, announced today that it has notified Ferro Corporation (FOE) of its intention to nominate three highly qualified individuals for election to the Board of Directors of the Company at the 2013 Annual Meeting of Shareholders.

The Committee’s three independent director nominees are David A. Lorber, Jeffry N. Quinn and Nadim Z. Qureshi.

The Committee also issued an open letter to shareholders of the Company.  The full text of the letter follows.

The Shareholder Committee for the Future of Ferro
Two Stamford Landing
68 Southfield Avenue, Suite 290
Stamford, CT 06902

January 24, 2013

Dear Fellow Shareholders:

FrontFour Capital Group LLC and Quinpario Partners LLC, together with their affiliates, are substantial shareholders of Ferro Corporation (“Ferro” or the “Company”).  Due to our collective concern about the Company’s historic and current under-performance, FrontFour and Quinpario have formed The Shareholder Committee for the Future of Ferro (hereinafter, the “Committee”).

The operating performance of the Company continues to deteriorate and the share price as of December 31, 2012 has declined by 15%, 49%, and 79% over the past one, three, and five calendar years, respectively.  The ultimate scorecard of any Board of Directors and its management team is the creation of shareholder value.  In the case of Ferro, the results speak for themselves, and not in a positive way.  Left to its own devices, and allowed to maintain the status quo, we are concerned that the unsatisfactory past performance of the current Board and its management team is a precursor of further disappointing performance to come. Ferro has reached a critical juncture and further shareholder value must not be destroyed.  To this end, the Committee has nominated a slate of highly qualified director nominees, consisting of David A. Lorber, Jeffry N. Quinn and Nadim Z. Qureshi, for election at the 2013 annual meeting of shareholders of the Company.  Our nominees are leading executives who have track records of creating shareholder value and will offer new perspective and insights to enhance sustainable long-term value and optimize the business for the benefit of all shareholders.

2013 is a pivotal year for the Company.  With a Chief Executive Officer search underway and strategic alternatives being considered for the solar-paste business, many important decisions need to be made.  We are concerned that given their poor past performance, the Company’s leadership is ill equipped to make the appropriate decisions to restore shareholder value.

The Committee believes that there should be a strategic review of all businesses beyond recent announcements.  Management’s articulated strategy and its lackluster execution on that strategy have consistently failed to deliver results.  Ferro’s portfolio of assets is haphazard and illogically structured, the Company’s operating margins trail its specialty chemical peers, investments in underperforming businesses have continued to be authorized by the Board, and the Board has continuously approved budgets with excessive SG&A levels.  As opposed to actions taken by best in class specialty chemical firms, there has been a consistent lack of response to Ferro’s deteriorating performance.  It is our view that the solar-paste and pharmaceutical businesses should be sold, immediately.  This would allow the Company to streamline its cost structure and bring focus to the remaining core businesses.

With the right leadership and oversight, we believe Ferro can transform and emerge as a formidable specialty chemical company.  Therefore, shareholder nominated directors should have a direct involvement in the hiring of an industry leading Chief Executive Officer who will develop and implement a strategic plan to drive shareholder value.

With focus, Ferro can improve and grow its product offering, gain market share, and deliver to its shareholders improved profit margins and cash flow.  The opportunity to transform and create value is now.

Sincerely,

/s/ David A. Lorber	/s/ Jeffry N. Quinn
Managing Member	Chairman and Chief Executive Officer
FrontFour Capital Group LLC	Quinpario Partners LLC

CERTAIN INFORMATION CONCERNING PARTICIPANTS

The Shareholder Committee for the Future of Ferro (the “Committee”), consisting of the Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of director nominees at the 2013 annual meeting of shareholders of Ferro Corporation, an Ohio corporation (the “Company”).

THE COMMITTEE STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The Participants in the proxy solicitation are anticipated to be FrontFour Capital Group LLC (“FrontFour Capital”), FrontFour Master Fund, Ltd. (the “Master Fund”), Event Driven Portfolio, a series of Underlying Funds Trust (the “Event Driven Portfolio”), FrontFour Capital Corp., FrontFour Opportunity Fund Ltd. (the “Canadian Fund”), Stephen Loukas, David A. Lorber, Zachary George, Quinpario Partners LLC (“Quinpario”), Jeffry N. Quinn and Nadim Z. Qureshi (collectively, the “Participants”).

As of the date hereof, the Participants collectively own an aggregate of 2,830,000 shares of Common Stock of the Company, consisting of 853,084 shares owned directly by the Master Fund, 567,304 shares owned directly by the Event Driven Portfolio, 147,795 shares owned directly by the Canadian Fund, 531,817 shares owned directly by accounts managed by FrontFour Capital, 700,000 shares owned directly by Quinpario and 30,000 shares owned directly by Nadim Z. Qureshi.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants may be deemed to beneficially own the shares of Common Stock of the Company owned in the aggregate by the other Participants.  Each of the Participants disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.

Contact:
FrontFour Capital Group LLC
68 Southfield Avenue
Two Stamford Landing, Suite 290
Stamford, CT 06902
203-274-9050